CREDIT SUISSE FIRST BOSTON (GRAPHIC OMITTED)


                                WE OWN AND OFFER

                  200MM AAA (APPROX.) RALI 04-QS11 - 30YR ALT-A


           GROSS WAC:  ~6.45% (+/- 0.15%)
           WAM:  357 (+/- 2 months)
           WALTV:  Approx. 76% (+/- 3%)
           FICO:   Approx. 725

           CALIFORNIA: Max. 45%
           AVERAGE LOAN BALANCE:  Max. $215,000
                                  *50% Min. Conforming

          CASH-OUT REFI:  Approx. 35%
          PURCHASE:  Approx. 43%

           OWNER OCCUPIED:  Approx 77%
           INV PROP:  Approx 20%

           LIMITED DOC:  Approx 60%
           SFD:  Approx 85%
           CONDO, CO-OPS:  Approx 8%

           RATING: "Aaa/AAA" (by two rating agencies, to be determined)
            ESTIMATED CREDIT SUPPORT:  5.00% (+/- .75%)

           SETTLEMENT:  8/31/2004
           All characteristics subject to +/- 10%

           ALL NUMBERS APPROXIMATE

   THE  INFORMATION  CONTAINED  HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF
    THE MORTGAGE POOL CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE CERTIFICATES.

This information is being provided in response to your specific request for information. The information has been prepared and furnished to you solely by CREDIT SUISSE FIRST BOSTON LLC (CSFB) and not the Issuer of the Securities or any of its affiliates. The preliminary description of the underlying assets has not been independently verified by CSFB. CSFB is not acting as agent for the Issuer or its affiliates in connection with the proposed transaction. All information contained herein is preliminary, limited in nature and subject to completion or amendment. CSFB makes no representation that the above referenced security will actually perform as described in any scenario. The above analysis alone is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or solicitation of an offer to buy nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities.